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                                                                  Exhibit (a)(6)

                           OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                       ASSOCIATED MATERIALS INCORPORATED

                                       AT

                      $50.00 NET PER SHARE OF COMMON STOCK

                                       BY

                            SIMON ACQUISITION CORP.
                      A DIRECT WHOLLY OWNED SUBSIDIARY OF

                       ASSOCIATED MATERIALS HOLDINGS INC.
                 (FORMERLY KNOWN AS HARVEST/AMI PARTNERS INC.)

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
                NEW YORK CITY TIME, ON THURSDAY, APRIL 18, 2002,
                         UNLESS THE OFFER IS EXTENDED.

                                                                  March 22, 2002

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated March 22, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the "Offer") relating to the offer by Simon Acquisition Corp., a Delaware corporation (the "Purchaser") and a direct wholly owned subsidiary of Associated Materials Holdings Inc. (formerly known as Harvest/AMI Holdings Inc.) ("Parent"), a Delaware corporation, to purchase all of the outstanding shares of common stock (the "Common Stock"), par value $0.0025 per share, of Associated Materials Incorporated, a Delaware corporation (the "Company"), at a price of $50.00 per share of Common Stock, net to the seller in cash, without interest thereon (the "Offer Price"), on the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal. Any holders of shares of Common Stock ("Holders") who desire to tender shares of Common Stock and whose certificate(s) evidencing such shares of Common Stock (the "Certificates") are not immediately available, or who cannot comply with the procedures for book-entry transfer described in the Offer to Purchase on a timely basis, may tender such shares of Common Stock by following the procedures for guaranteed delivery set forth in Section 3 -- "Procedures for Tendering Shares of Common Stock" of the Offer to Purchase.

WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES OF COMMON STOCK HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES OF COMMON STOCK CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES OF COMMON STOCK HELD BY US FOR YOUR ACCOUNT.

Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all shares of Common Stock held by us for your account pursuant to the terms and conditions set forth in the Offer.
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Please note the following:

          1. The Offer Price is $50.00 per share of Common Stock, net to the seller in cash, without interest thereon, as set forth in the Introduction to the Offer to Purchase.

          2. The Offer is conditioned upon, among other things, (i) there being validly tendered and not properly withdrawn prior to the expiration of the Offer a number of shares of Common Stock (together with any shares of Common Stock owned by Parent, the Purchaser or any of their respective subsidiaries on the purchase date) which constitutes at least a majority of the shares of Common Stock issued and outstanding on a fully diluted basis, excluding treasury shares, but including the shares of Common Stock that the Company is required to issue pursuant to its option plan or otherwise, whether or not vested or then exercisable, at the purchase date, (ii) the expiration or termination of the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, prior to the expiration of the Offer, as described in Section 15 -- "Certain Legal Matters; Regulatory Approvals" of the Offer to Purchase and (iii) the receipt by the Purchaser of debt financing, as described in the Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 16, 2002, by and among Parent, the Purchaser and the Company. The offer is also conditioned upon the satisfaction of certain other terms and conditions described in Section 14 -- "Conditions of the Offer" of the Offer to Purchase.

          3. The Offer is being made for all of the issued and outstanding shares of Common Stock.

          4. Tendering Holders whose shares of Common Stock are registered in their own name and who tender directly to The Bank of New York, as Depositary (the "Depositary"), will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of shares of Common Stock pursuant to the Offer. However, federal income tax backup withholding at a rate of 30% may be required, unless an exemption is available or unless the required tax identification information is provided. See the section entitled "Important Tax Information" in the Letter of Transmittal.

          5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Thursday, April 18, 2002, unless the Offer is extended.

          6. The Board of Directors of the Company has unanimously (i) determined that the terms of each of the Merger Agreement (as defined in the Offer to Purchase), the Offer and the merger of the Purchaser with and into the Company (the "Merger") are fair to, and in the best interests of, the Company and the Holders and declared that the Offer and the Merger are advisable, (ii) approved the Offer, the Merger and the Merger Agreement,
     (iii) approved the Tender Agreement (as defined in the Offer to Purchase) for purposes of Delaware law, and (iv) recommended that the Holders accept the Offer, tender their shares of Common Stock pursuant to the Offer and adopt the Merger Agreement.

          7. Notwithstanding any other provision of the Offer, payment for shares of Common Stock accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (a) Certificates or, if such shares of Common Stock are held in book-entry form, timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such shares of Common Stock into the Depositary's account at The Depository Trust Company, (b) a properly completed and duly executed Letter of Transmittal or a copy thereof with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering Holders may be paid at different times depending upon when Certificates or Book-Entry Confirmations with respect to shares of Common Stock are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES OF COMMON STOCK TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

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If you wish to have us tender any or all of the shares of Common Stock held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your shares of Common Stock, all shares of Common Stock held by us for your account will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE (as defined in the Offer to Purchase).

The Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of shares of Common Stock pursuant thereto, the Purchaser will make a good faith effort to comply with such state statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Purchaser cannot comply with any such state statute, the Offer will not be made to (and tenders will not be accepted from or on behalf of) Holders in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by UBS Warburg or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                       ASSOCIATED MATERIALS INCORPORATED

The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated March 22, 2002, and the related Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the "Offer") in connection with the offer by Simon Acquisition Corp., a Delaware corporation (the "Purchaser") and a direct wholly owned subsidiary of Associated Materials Holdings Inc., a Delaware corporation, to purchase all of the issued and outstanding shares of common stock, par value $0.0025 per share (the "Common Stock"), of Associated Materials Incorporated, a Delaware corporation, at a purchase price of $50.00 per share of Common Stock, net to the seller in cash, without interest thereon, on the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

This will instruct you to tender to the Purchaser the number of shares of Common Stock indicated below (or if no number is indicated below, all shares of Common Stock) which are held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer.

Number of Shares of Common Stock to be Tendered*:-------------------------------

Date:---------------------------------------------------------------------------

                                      SIGN HERE


Signature(s):-------------------------------------------------------------------

Print Name(s):------------------------------------------------------------------

Print Address(es):--------------------------------------------------------------

Area Code and Telephone Number(s):----------------------------------------------

Taxpayer Identification or Social Security Number(s):---------------------------

* Unless otherwise indicated, it will be assumed that all of your shares of Common Stock held by us for your account are to be tendered.

THIS FORM MUST BE RETURNED TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT.

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